Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 10, 2021, with respect to the consolidated financial statements of Contango Oil & Gas Company included in the Annual Report on Form 10-K of Contango Oil & Gas Company for the year ended December 31, 2020, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Houston, Texas

December 10, 2021